Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-161630, 333-155598, 333-147866, 333-135822, 333-127716, 333-117885, 333-107700, 333-97541, 333-67480, 333-45736, 333-86091, 333-57573, 333-32161) of IRIDEX Corporation of our report dated March 31, 2010 related to the financial statements and financial statement schedules as of January 2, 2010 and January 3, 2009 and for each of the three years in the period ended January 2, 2010 which appear in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

March 31, 2010